SALOMON BROTHERS SERIES FUNDS INC
                  PROXY SOLICITED ON BEHALF OF THE DIRECTORS



     The undersigned hereby appoints Lawrence H. Kaplan, Alan M. Mandel, Jennifer G. Muzzey, Robert J. Leonard and Noel B. Daugherty, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of the Salomon Brothers New York Municipal Bond Fund (the "Fund") which the undersigned is entitled to vote at a Special Meeting of Stockholders of the Fund to be held at Seven World Trade Center, New York, New York on April 29, 1997, and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.


                          Please Mark, Sign, and Return this Proxy Promptly
                           Using the Enclosed Envelope.


                          Date_______________________________________, 1997


                          NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.





                                Signature(s), Title(s), if applicable

This proxy, if properly executed, will be voted in the manner directed by the stockholder.

If no direction is made to the contrary, the proxy will be voted FOR proposal
1.

Please refer to the Proxy Statement for a discussion of the Proposals.

Please Sign and Date on Reverse Side and Mail in Accompanying Postpaid
Envelope.

Please vote by filling in the appropriate boxes below, as shown, using blue or black ink or dark pencil. Do not use red ink. /__/


                                                    FOR  AGAINST  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
PROPOSAL 1


1.   Approval of the Liquidation of the
     Salomon Brothers New York Municipal Bond
     Fund.                                          /__/     /__/     /__/


2.   Any other business that may properly
     come before the meeting.                      /__/     /__/     /__/


                   I will be attending the meeting.         /__/